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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report  (Date of earliest event reported)    February 7, 2005

PROTECTIVE LIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12332	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

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Item 1.01 Entry into a Material Definitive Agreement

        The form and amount of compensation paid to the Company's non-management directors is reviewed at least annually by the Corporate Governance and Nominating Committee of the Company's Board of Directors. On February 7, 2005, upon the recommendation of the Corporate Governance and Nominating Committee, the Company's Board of Directors approved changes to the compensation policy for non-employee directors. Effective as of the 2005 Annual Meeting of Share Owners, the annual retainer for non-employee directors will consist of $20,000 and 800 shares of the Company's Common Stock, awarded under the Company's Stock Plan for Non-Employee Directors, as previously approved by the share owners.

        The remainder of the compensation policy remains unchanged: Board members will receive $1,500 for each Board meeting attended, except for out-of-town members who will receive $2,600 for each Board meeting attended in person; Board committee members will receive $1,200 for each committee meeting attended; and the Chairperson of each Board committee will receive an annual retainer of $5,000 for chairing the committee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION
BY/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated:   February 11, 2005